UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

            Delaware                0-14187                  94-2940208

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/3 Williamsburg Manor, LLC, a Delaware limited liability company (the “Seller”), which owns Williamsburg Manor Apartments (the “Property”), a 183-unit apartment complex located in Cary, North Carolina. As previously disclosed, on July 14, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, The Embassy Group LLC, a New York limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $10,350,000.

On August 4, 2009, the Seller and the Purchaser entered into a First Amendment to the Purchase and Sale Contract (the “First Amendment”) pursuant to which the Purchaser now has the right to extend the closing from the current closing date of August 24, 2009 to September 8, 2009 by delivering written notice to the Seller no later than August 19, 2009, together with an additional deposit of $50,000 to the escrow agent. The Purchaser has the right to further extend the closing to September 23, 2009 by delivering written notice to the Seller no later than September 2, 2009 together with an additional $50,000 deposit to the escrow agent.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.78       First Amendment to the Purchase and Sale Contract between CCIP/3 Williamsburg Manor, LLC, a Delaware limited liability company and The Embassy Group LLC, a New York limited liability company, dated August 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 7, 2009